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                                                                    EXHIBIT 23-A


                    ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Lockheed Martin Corporation's Registration Statement (Form S-8) pertaining to the Lockheed Martin Corporation Supplemental Savings Plan of our report dated January 23, 1996, with respect to the consolidated financial statements of Lockheed Martin Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                               /s/ ERNST & YOUNG LLP


Washington, D.C.
January 21, 1997